Back to Form 8-K
Exhibit 99.1

WellCare To Appoint Andrew Asher as Senior Vice President;
Appointment as Chief Financial Officer Expected in November

TAMPA, Fla. (Aug. 14, 2014) — WellCare Health Plans, Inc. (NYSE: WCG) announced today that Andrew (Drew) Asher will join the company as senior vice president, effective on August 29. The company anticipates that Asher will be appointed as Chief Financial Officer (CFO) by the board of directors effective in November after the third quarter financial reporting process is completed. Until that time, Tom Tran will remain as CFO and will assist with Asher’s transition. Asher will report to Dave Gallitano, chairman of the board and CEO.
“Drew is a seasoned health care executive with a track record of driving profitable growth, building business partnerships, engaging capital markets and managing company-wide financial functions,” said Gallitano. “I am confident that Drew will be able to make significant contributions to our success.”

Asher is presently the CFO of Aetna’s (NYSE: AET) Local and Regional Businesses, a position he has held since May 2013 when his former employer, Coventry Health Care, was acquired by Aetna. Asher was with Coventry for 15 years, most recently as senior vice president, corporate finance. During his tenure with Coventry, he had responsibility for financial planning and analysis, investor relations, mergers and acquisitions, treasury and procurement. He was vice president, finance and operations and CFO for Oxford Health Plans of Florida for two years before joining Coventry, and was a senior accountant and auditor for Deloitte & Touche LLP for five years.

Asher holds a bachelor’s degree in Accounting from the University of Florida and a master’s in Taxation from the University of Central Florida.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company serves approximately 3.9 million members nationwide as of June 30, 2014. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, the anticipated appointment of Mr.

Asher as CFO and the timing of such appointment are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the decision-making process of WellCare’s board of directors and the Company’s ability to complete the third quarter financial reporting process. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company's filings with the U.S. Securities and Exchange Commission (the SEC), included under the captions "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2014, and other filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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CONTACTS:
Investor Relations
Gregg Haddad
813-206-3916
gregg.haddad@wellcare.com

Media Relations
Crystal Warwell Walker
813-206-2697
crystal.walker@wellcare.com

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